UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 23, 2018

Altice USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware
 (State of Incorporation)

No. 001-38126 (Commission File Number)	No. 38-3980194 (IRS Employer Identification Number)

1 Court Square West Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)

(516) 803-2300
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02                   Termination of a Material Definitive Agreement.

On April 23, 2018 (the “Redemption Date”), Cequel Communications Holdings I, LLC, a Delaware limited liability company and Cequel Capital Corporation, a Delware corporation, each an indirect, wholly owned subsidiary of Altice USA, Inc. (collectively, the “Issuers”), redeemed in full the outstanding $1,050,000,000 in aggregate principal amount of its 6.375% Senior Notes due 2020 (the “Notes”), which were issued pursuant to an indenture dated as of October 25, 2012, between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were redeemed at a redemption price equal to 101.594% of the outstanding aggregate principal amount, plus accrued and unpaid interest on the Notes to the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

	By:	/s/ David Connolly
David Connolly
Executive Vice President, General Counsel and Secretary

Date: April 27, 2018